U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 3 TO
FORM 10
GENERAL FORM FOR REGISTRATION OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Commission File Number 000-53838
Pathmark Charter Corp.
(Exact name of Company as specified in its charter)

Delaware	6770	27-1159911
(State or other jurisdiction of	(Primary Standard	(I.R.S. employer
incorporation or formation)	Classification Code)	identification number)

c/o James B. Wootton		43240
8405 Pulsar Pl Ste 157		(Zip Code)
Columbus, OH
(Address of principal executive offices)
Issuer’s telephone number: (614) 468-0198
facsimile number: (614) 355-0186
Securities to be registered under Section 12(b) of the Act: none
Securities to be registered under Section 12(g) of the Exchange Act:
Common Stock, par value $0.0001
(Title of class)
Indicate by check mark whether the Company is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

EXPLANATORY NOTE
          We are filing this General Form for Registration of Securities on Form 10 to register our common stock, par value $0.0001 per share (the “Common Stock”), pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Once this registration statement is deemed effective, we will be subject to the requirements of Regulation 13A under the Exchange Act, which will require us to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act. Unless otherwise noted, references in this registration statement to “Pathmark Charter Corp.,” the “Company,” “we,” “our” or “us” means Pathmark Charter Corp.

FORWARD LOOKING STATEMENTS
          There are statements in this registration statement that are not historical facts. These “forward-looking statements” can be identified by use of terminology such as “believe,” “hope,” “may,” “might”, “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions. You should be aware that these forward-looking statements are subject to risks and uncertainties that are beyond our control. For a discussion of these risks, you should read this entire Registration Statement carefully, especially the risks discussed under “Risk Factors.” Although management believes that the assumptions underlying the forward looking statements included in this Registration Statement are reasonable, they do not guarantee our future performance and actual results could differ from those contemplated by these forward looking statements. The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. In the light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in this Registration Statement will in fact transpire. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. We do not undertake any obligation to update or revise any forward-looking statements.
Item 1 — Description of Business
a) Business Development
Pathmark Charter Corp. was incorporated in the State of Delaware on October 5, 2009. Since inception, the Company has been engaged in organizational efforts and obtaining initial financing. The Company was formed to pursue a business combination with a target business opportunity yet to be finalized and to provide a method for a domestic or foreign private company to become a reporting company whose securities would be qualified for trading in the United States secondary market. The Company will not restrict its potential candidate target companies to any specific business, industry or geographical location and, thus may acquire any type of business. As of this date the Company has not conducted negotiations and has not issued nor entered into a letter of intent with or concerning any target business opportunity and there can be no assurances that we will be successful in locating or negotiating with any target business opportunity. We have been in the developmental stage since inception and have no other operations to date other than incurring administrative expenses and issuing a note and shares to our original shareholder. The Company does not meet the test of a “going concern”. The Company’s independent auditor has expressed substantial doubt about the Company’s ability to continue as a going concern.
The Company’s fiscal year ends September 30. For the most recently audited period, from October 5, 2009 (inception) and ending October 31, 2009, the Company had:

(a) Generated no revenues or earnings from operations,
(b) Possessed no significant assets or financial resources and
(c) Had only $3,207 cash on hand.
From the date of inception (October 5, 2009) through January 15, 2010, the Company had:
(a) Generated no revenues or earnings from operations,
(b) Possessed no significant assets or financial resources and
(c) Had only $410 cash on hand.
Pathmark Charter Corp. has not been involved in any bankruptcy, receivership or similar proceeding. The Company has not undergone any material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business.
b) Business of the Issuer
“Pathmark Charter Corp., based on proposed business activities, is a “blank check” company. The U.S. Securities and Exchange Commission (the “SEC”) defines those companies as “any development stage company that is issuing a penny stock, within the meaning of Section 3(a)(51) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and that has no specific business plan or purpose, or has indicated that its business plan is to merge with an unidentified company or companies.” Under SEC Rule 12b-2 under the Exchange Act, the Company also qualifies as a “shell company,” because it has no or nominal assets (other than cash) and no or nominal operations.”
Our ability to consummate a Business Combination will be constrained by our lack of financial resources to provide to the Target Business. We expect that in the course of identifying, evaluating and selecting a Target Business, we may encounter intense competition from other entities having a business objective similar to ours. These include blank check companies that may have raised significant sums through sales of securities registered under federal securities laws that are seeking to carry out a business plan similar to ours and possess a significant competitive advantage over us both from a financial and personnel perspective. Additionally, we may be subject to competition from entities other than blank check companies having a business objective similar to ours, including venture capital firms, leverage buyout firms and operating businesses looking to expand their operations through acquisitions. Many of these entities are well established and have extensive experience identifying and affecting business combinations directly or through affiliates. Moreover, nearly all of these competitors possess greater technical, human and other resources than us. In addition, we will experience competition from other modestly capitalized shell companies that are seeking to enter into business combinations with targets similar to those we expect to pursue. While we believe there may be numerous potential target candidates with which we could affect a Business Combination, our ability to compete in affecting a Business Combination with prime candidates will be limited by our lack of financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of a Target Business. If we succeed in effecting a Business Combination, there will be, in all likelihood, intense competition from competitors of the Target Business. We cannot assure you that, subsequent to a Business Combination, we will have the resources or ability to compete effectively.
The Company’s plan of operation for the remainder of the current fiscal year and for the first six months of the following fiscal year is to be engaged in the pursuit of a business combination with a target business opportunity yet to be determined and negotiated.
The Company was organized to provide a method for a foreign or domestic private company to become a reporting (“public”) company whose securities are qualified for trading in the United States secondary market such as the New York Stock Exchange (NYSE), NASDAQ, NYSE Amex Equities, formerly known as the American Stock Exchange (AMEX), and the OTC Bulletin Board, and, as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation. The Company’s principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. The Company will not restrict its potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business.
The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Our common stock is subject to the “penny stock” regulations, which are likely to make it more difficult to sell. The term “penny stock” generally refers to low-priced (below $5), speculative securities of very small companies and is any equity security other than a security (i) that is a reported security (ii) that is issued by an investment company (iii) that is a put or call issued by the Option Clearing Corporation (iv) that has a price of $5.00 or more (except for purposes of Rule 419 of the Securities Act of 1933, as amended) (v) that is registered on a national securities exchange (vi) that is authorized for quotation on the NASDAQ Stock Market, unless other provisions of the defining rule are not satisfied, or (vii) that is issued by an issuer with (a) net tangible assets in excess of $2,000,000, if in continuous operation for more than three years or $5,000,000 if in operation for less than three years or (b) average revenue of at least $6,000,000 for the last three years. While penny stocks generally are quoted over-the-counter, such as on the OTC Bulletin Board or in the Pink Sheets, they may also trade on securities exchanges, including foreign securities exchanges. In addition, penny stocks include the securities of certain private companies with no active trading market. Before a broker-dealer can sell a penny stock, SEC rules require the firm to first approve the customer for the transaction and receive from the customer a written agreement to the transaction. The firm must furnish the customer a document describing the risks of investing in penny stocks. Prior to a transaction in a penny stock, a broker-dealer is required to:
•	Deliver to a prospective customer a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market;

•	Provide the prospective customer with a current market quotation, if any, for the penny stock;

•	Explain to the prospective customer the compensation the firm, its broker-dealer and its salesperson will receive for the trade; and,

•	Provide the customers with monthly account statements showing the market value of each penny stock held in the customer’s account.
These rules and requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that is subject to the penny stock rules, such as ours, restricting the pool of potential investors for our stock and making it more difficult for investors to sell their shares once acquired. Additionally, because it may be difficult to find quotations for certain penny stocks, these stocks may be impossible to accurately price. Investors in penny stocks should be prepared for the possibility that they may lose their whole investment. Since our common stock is subject to the penny stock rules, investors in our common stock may find it more difficult to sell their shares or may lose their whole investment.

Strategies for Identifying and Completing a Business Combination.
The identification and analysis of new business opportunities will be undertaken by or under the supervision of James B. Wootton, the sole officer and director of the Company, seeking identification of new business opportunities through his personal and professional business contacts, in dialogues with entrepreneurs and management of other businesses seeking to expand their operations and in discussions with investors and related professionals, such as accountants and attorneys, in hopes of working together. Mr. Wootton believes that these groups will provide a networking platform from which to identify a potential business combination.
The Company has unrestricted flexibility in seeking, analyzing and participating in potential business opportunities. In its efforts to analyze potential targets, the Company will consider the following kinds of factors:
•	Potential for growth, indicated by new technology, anticipated market expansion or new products.

•	Competitive position as compared to other firms of similar size and experience within the industry segment as well as within the industry as a whole.

•	Strength and diversity of management, either in place or scheduled for recruitment.

•	Capital requirements and anticipated availability of required funds, to be provided by the Company or from operations, through the sale of additional securities, through joint ventures or similar arrangements or from other sources.

•	The cost of participation by the Company as compared to the perceived tangible and intangible values and potentials.

•	The extent to which the business opportunity can be advanced.

•	The accessibility of required management expertise, personnel, raw materials, services, professional assistance and other required items.

•	Other relevant factors.
In applying the foregoing criteria, no one of which will be controlling, management will attempt to analyze all factors and circumstances and make a determination based upon reasonable investigative measures and available data. The Company will not restrict its potential candidate target companies to any specific business, industry or geographical location and, thus may acquire any type of business. Potentially available business opportunities may occur in many different industries, and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex. Due to the Company’s limited capital available for investigation, the Company may not discover or adequately evaluate adverse facts about the opportunity to be acquired.
Since inception, the Company has been engaged in organizational efforts and the registration process for this Form 10, and, as of this date, the Company has not entered into any definitive agreement with any party, nor have there been any specific discussions with any potential business combination candidates. The Company expects that its efforts for the remainder of the current fiscal year and for the first six months of the following fiscal year is to be engaged in the pursuit of a business combination with a target business opportunity yet to be selected and negotiated. Management will engage in reasonable investigative measures by augmenting its own analysis of the foregoing kinds of factors with analyses by experts in the particular industry under consideration, together with attorneys, accountants, financial analysts, and related professionals. We intend to meet the cost of such investigation with money in our treasury and additional amounts that may be loaned to or invested in the Company by our stockholders, management or other investors. However, there are no assurances that we will be successful in obtaining such financing. We intend to retain for our shareholders an equity interest in the surviving company, a redemption of shares for cash paid by the surviving company to our shareholders, or a combination. Since this is our first blank check company, it would be difficult to approximate the number of persons who will be contacted, but the Company intends that none of these contacts will be affiliates of the promoters or management.
Any private company could seek to become public by filing their own registration statement with the Securities and Exchange Commission and avoid compensating us in any manner and therefore there may be no perceived benefit to any private company seeking a business combination with us as we are obligated under SEC Rules to file a Form 8-K with the SEC within four (4) days of completing a business combination which would include information required by Form 10 on the private company. It is possible that, prior to the Company successfully consummating a business combination with an unaffiliated entity, that entity may desire to employ or retain one or a number of members of our management for the purposes of providing services to the surviving entity. However, the offer of any post-transaction employment to members of management will not be a consideration in our decision whether to undertake any proposed transaction. As a result we may not be able to complete a business combination.

Form of Potential Business Combination
The manner in which the Company participates in an opportunity will depend upon the nature of the opportunity, the respective needs and desires of the Company and the negotiating strength of the Company.
It is likely that the Company will acquire its participation in a business opportunity through the issuance of common stock or other securities of the Company. Although the terms of any such transaction cannot be predicted, it should be noted that in certain circumstances the criteria for determining whether or not an acquisition is a so-called “tax free” reorganization under Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the “Code”), depends upon whether the owners of the acquired business own 80% or more of the voting stock of the surviving entity. If a transaction were structured to take advantage of these provisions rather than other “tax free” provisions provided under the Code, all prior stockholders would in such circumstances retain 20% or less of the total issued and outstanding shares. Under other circumstances, depending upon the relative negotiating strength of the parties, prior stockholders may retain substantially less than 20% of the total issued and outstanding shares of the surviving entity. This could result in substantial additional dilution to the equity of those who were stockholders of the Company prior to such reorganization.
The present stockholders of the Company will likely not have control of a majority of the voting shares of the Company following a reorganization transaction. As part of such a transaction, all or a majority of the Company’s directors may resign and new directors may be appointed without any vote by stockholders.
In the case of an acquisition, the transaction will be accomplished upon the sole determination of management without any vote or approval by stockholders. In the case of a statutory merger or consolidation directly involving the Company, it will likely be necessary to call a stockholders’ meeting and obtain the approval of the holders of a majority of the outstanding shares. The necessity to obtain such stockholder approval may result in delay and additional expense in the consummation of any proposed transaction and will also give rise to certain appraisal rights to dissenting stockholders. Most likely, management will seek to structure any such transaction so as not to require stockholder approval. A transaction structure that we may attempt that would not require shareholder approval is a reverse triangular merger, in which case the Company would create a new 100% owned subsidiary, which subsidiary would then merge into the target private company. In this scenario, the shareholders of the target private company would have to approve the merger. Also, the merger would have to be approved by the subsidiary owner, being the Company, acting only through its board of directors.
The Company does not intend to provide stockholders with disclosure concerning a target company and its business, including audited financial statements, prior to any merger or acquisition, unless stockholder approval is required by law.
The Company may seek to locate a target company through the utilization of consultants or other professionals in the business and financial communities and seeking their referrals of potential target companies, through solicitation or through other, yet to be identified methods. If the Company decides to locate a target company through solicitation, such a solicitation program might include, but would not be limited to newspaper or magazine advertisements, mailings and other distributions to law firms, accounting firms, investment bankers, financial advisors and similar persons, the use of one or more web sites and/or similar methods. The Company has no advertising program to support such a solicitation and its present advertising costs are zero. If the Company decides to locate a target company through a solicitation program, the Company might develop an advertising program and might incur advertising costs. The advertising costs, if incurred, of locating a target company through solicitation would be paid with money in our treasury and additional amounts as may be loaned to or invested in the Company by our stockholders, management or other investors. The Company has had no discussions with its stockholder, management or other investors regarding additional funding. If necessary, the Company will consider these and other yet to be identified options for paying these expenses. Whatever efforts the Company expends to locate a target company will be in full compliance with national and state laws and regulations. No assurances can be given that the Company may seek to locate a target company through the utilization of consultants or other professionals in the business and financial communities and seeking their referrals of potential target companies, through solicitation or through other, yet to be identified methods or that the Company would develop and implement an advertising program to support a solicitation, if the Company decided to locate a target company through solicitation, or that the Company would incur any advertising costs as a result of any possible solicitation program or that such a solicitation program would lead to the location of a target company.
It is anticipated that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments may require substantial management time and attention and unknown costs for accountants, attorneys and others. If a decision is made not to participate in a specific business opportunity, the costs theretofore incurred in the related investigation may not be recoverable. Furthermore, even if an agreement is reached for the participation in a specific business opportunity, the failure to consummate that transaction may result in the loss to the Company of the related costs incurred. Management does not intend to undertake any efforts to cause a market to develop in our securities, either debt or equity, until we have successfully combined with a business opportunity. The company is voluntarily filing this Registration Statement with the Securities and Exchange Commission and is under no obligation to do further pursuant to the Securities and Exchange Act of 1934. The company believes that being a reporting company under the Exchange Act of 1934, as amended, could provide a prospective acquisition or merger candidate with additional information concerning the Company that might make the Company more attractive to a business opportunity as a potential business combination. When the Registration Statement becomes effective the Company will comply with the periodic reporting requirements of the Exchange Act for so long as the Company is subject to those requirements.
We have no employees. Our management volunteers its time to the Company. Our management does not meet Black’s Law Dictionary definition of employee because the management is not in the service of the Company under any contract for hire, expressed or implied, oral or written. Further, the Company does not have the power or right to control and direct our management in the material details of how work is to be performed and our management does not receive any compensation from the Company. Our management is engaged in outside business activities and we anticipate that our management will devote very limited time to our business until the acquisition of a successful business opportunity has been identified. We expect no significant changes in the number of our employees other than such changes, if any, as are incident to a business combination. We estimate that the time devoted by management to approximate 5 hours per week in the early stages of the search process, but during the investigation stage, to be expanded to a range of 5 to 20 hours per week. The early stages of the search process will include researching targets and establishing preliminary contact with target businesses. During the investigation stage, management’s effort will be expanded to encompass analysis, negotiation and due diligence, by inspecting items such as, for example, the financial records, physical facilities, legal documents, and the business of the potential target.
James B. Wootton, our sole officer, director and principal stockholder, does not hold any positions in other businesses which present a conflict of interest when evaluating possible merger partners or other businesses the Company may consider for acquisition in the future.
The Company may investigate and ultimately acquire a venture that is in its preliminary or development stage, is already in operation, or in various stages of its corporate existence and development. However, there can be no assurance that the Company will have the ability to combine with an operating business, business opportunity, or property that will be of material benefit to the Company. The analysis of new business opportunities will be undertaken by or under the supervision of the company’s President, who is not a professional business analyst and in all likelihood will not be experienced in matters relating to the target business opportunity.
No assurances can be given that the Company will be able to successfully identify, evaluate or enter into a business combination, as to the terms of a business combination, or as to the nature of the target company.
c) Reports to Security Holders
(1) The Company is not required to deliver an annual report to security holders and at this time does not anticipate the distribution of such a report.
(2) The Company will file reports with the SEC. The Company will be a reporting company and will comply with the requirements of the Exchange Act.
(3) The public may read and copy any materials the Company files with the SEC at the SEC’s Public Reference Room at 100 F Street N.E., Washington, D. C. 20549. The public my obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Additionally, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which can be found at http://www/sec.gov.
Item 1A — Risk Factors
Risk Factors
AN INVESTMENT IN THE COMPANY IS HIGHLY SPECULATIVE IN NATURE AND INVOLVES AN EXTREMELY HIGH DEGREE OF RISK.
1. WE HAVE NO OPERATING HISTORY.
We have no operating history. We have no revenues or earnings from operations. We have no significant assets or financial resources. It is highly likely that we will sustain expenses associated with maintaining a shell operation while endeavoring to identify a target business opportunity. Although we will seek to combine with a business opportunity that generates revenue, profits and immediate cash flow, we may not be successful in identifying and consummating such a business combination and investments in us could be a partial or complete loss.
2. WE HAVE NO EXISTING AGREEMENT FOR A BUSINESS COMBINATION OR OTHER TRANSACTION.
We have no arrangements or agreement or understanding with respect to a combination, acquisition or merger with a private business opportunity and we may not be successful in concluding any sort of business combination. We have not identified any particular industry or specific business within an industry for evaluation. We have not discovered, identified or evaluated any potential business opportunity for a business combination; therefore, the Company is currently unable to ascertain the merits or risks of the potential business’ operations. We have no arrangement, agreement or understanding with respect to engaging in a merger with, joint venture with or acquisition of a private entity.
The Company has neither conducted nor have others made available to us results of market research concerning prospective business opportunities. Therefore, market demand may not exist for a merger or acquisition as contemplated by us. Our management has not identified any specific business combination or other transactions for formal evaluation by us, such that it may be expected that any such target business or transaction will present such a level of risk that conventional private or public offerings of securities or conventional bank financing will not be available. We may not successfully negotiate a business combination on favorable terms and there is consequently a risk that funds allocated to the purchase of our shares will be invested in another company with active business operations.
3. OUR FUTURE SUCCESS IS HIGHLY DEPENDENT ON THE ABILITY OF MANAGEMENT TO LOCATE AND ATTRACT A SUITABLE ACQUISITION.
The nature of our operations is highly speculative and there is a consequent risk of loss of your investment. The success of our plan of operation will depend to a great extent on the operations, financial condition and management of an identified business opportunity. Our management will seek out business combination opportunities through their personal and professional business contacts, in their roles as business development consultants, in dialogues with entrepreneurs and management of other businesses seeking to expand their operations and in discussions with investors and related professionals. such as accountants and attorneys, in hopes of working together. Management will not limit itself to these groups but believes that these groups will provide a networking platform from which to seek business combination opportunities.
The Company anticipates that the selection of a business combination will be complex and extremely risky. Because of general economic conditions, rapid technological advances being made in some industries and shortages of available capital, our management believes that there are numerous firms seeking even the limited additional capital which we will have and/or the perceived benefits of becoming a publicly traded corporation. Such perceived benefits of becoming a publicly traded corporation include, among other things, facilitating or improving the terms on which additional equity financing may be obtained, providing liquidity for the principals of and investors in a business, creating a means for providing incentive stock options or similar benefits to key employees, and offering greater flexibility in structuring acquisitions, joint ventures and the like through the issuance of stock. Potentially available business combinations may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

4. MANAGEMENT INTENDS TO DEVOTE ONLY A LIMITED AMOUNT OF TIME TO SEEKING A TARGET COMPANY WHICH MAY ADVERSELY IMPACT OUR ABILITY TO IDENTIFY A SUITABLE ACQUISITION CANDIDATE.
While seeking a business combination, management anticipates devoting approximately 5 hours per week to the Company’s affairs in total. Our management has not entered into any written employment agreements with the Company and is not expected to do so in the foreseeable future. This limited commitment may adversely impact our ability to identify and consummate a successful business combination.
5. THE COMPANY HAS CONDUCTED NO MARKET RESEARCH OR IDENTIFICATION OF BUSINESS OPPORTUNITIES, WHICH MAY AFFECT OUR ABILITY TO IDENTIFY A BUSINESS TO MERGE WITH OR ACQUIRE.
We have neither conducted nor have others made available to us results of market research concerning prospective business opportunities. Therefore, we do not know whether or not market demand exists for a merger or acquisition as contemplated by us. Our management has not identified any specific business combination or other transactions for formal evaluation by us, such that it may be expected that any such target business or transaction will present such a level of risk that conventional private or public offerings of securities or conventional bank financing will not be available. We may not be able to acquire, merge with or combine with a business opportunity on terms favorable to us.
6. THERE MAY BE CONFLICTS OF INTEREST BETWEEN OUR MANAGEMENT AND OUR NON-MANAGEMENT STOCKHOLDERS.
Conflicts of interest create the risk that management may have an incentive to act adversely to the interests of other investors. A conflict of interest may arise between our management’s personal pecuniary interest and its fiduciary duty to our stockholders. Furthermore, our management’s own pecuniary interest may at some point compromise its fiduciary duty to our stockholders. Our management may in the future become affiliated with entities, including blank check or shell companies, engaged in business activities similar to those intended to be conducted by us. Accordingly, management may have conflicts of interest in determining to which entity a particular business opportunity should be presented. We cannot assure you that these conflicts will be resolved in our favor. As a result, a potential Target Business may be presented to another entity prior to its presentation to us and we may not be able to pursue a potential transaction. No officer or director is currently involved with any other blank check company. In the future if our management were to become involved with another blank check company, conflicts in the pursuit of business combinations with the other blank check company with which they may in the future be affiliated with may arise. If we and any such other blank check company that our officers and directors are affiliated with desire to take advantage of the same opportunity, then the officer and director that is affiliated with both companies may abstain from voting upon the opportunity although there is no legally binding obligation to do so. If necessary, due to the abstention of our officers and directors, the Company would call a meeting of our shareholders whereby our shareholders would vote upon the opportunity. The necessity to obtain such stockholder approval may result in a delay and additional expense in the consummation of any proposed transaction.
7. THE TIME AND COST OF PREPARING A PRIVATE COMPANY TO BECOME A PUBLIC REPORTING COMPANY MAY PRECLUDE US FROM ENTERING INTO A MERGER OR ACQUISITION WITH THE MOST ATTRACTIVE PRIVATE COMPANIES.
Target companies that fail to comply with the SEC reporting requirements may delay or preclude a business combination, acquisition or merger with a business opportunity. Sections 12 and 15(d) of the Exchange Act require reporting companies to provide certain information about significant acquisitions, including certified financial statements of the company acquired, possibly covering one, two or three years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target entities to prepare those statements may significantly delay or essentially preclude a business combination, acquisition merger. Consequently, otherwise suitable acquisition prospects that do not have or unable to obtain the required audited statements may be inappropriate for acquisition as long as the reporting requirements of the Exchange Act remain applicable.
8. THERE IS COMPETITION FOR THOSE PRIVATE COMPANIES SUITABLE FOR A MERGER TRANSACTION OF THE TYPE CONTEMPLATED BY MANAGEMENT.
We are in a highly competitive market for a small number of business opportunities which could reduce the likelihood of consummating a successful business combination. We are and will continue to be an insignificant participant in the business of seeking business combinations, acquisitions, mergers, joint ventures or acquisitions of small private and public entities. A large number of established and well-financed entities, including small public companies and venture capital firms, are active in mergers and acquisitions of companies that may be desirable target candidates for us. Nearly all these entities have significantly greater financial resources, technical expertise and managerial capabilities than we do; consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. These competitive factors may reduce the likelihood of our identifying and consummating a successful business combination.
9. THE COMPANY MAY BE SUBJECT TO FURTHER GOVERNMENT REGULATION WHICH WOULD ADVERSELY AFFECT OUR OPERATIONS.
Although we will be subject to the reporting requirements under the Exchange Act, management believes we will not be subject to regulation under the Investment Company Act of 1940, as amended (the “Investment Company Act”), since we will not be engaged in the business of investing or trading in securities. If we engage in business combinations which result in our holding passive investment interests in a number of entities, we could be subject to regulation under the Investment Company Act. If so, we would be required to register as an investment company and could be expected to incur significant registration and compliance costs. We have obtained no formal determination from the SEC as to our status under the Investment Company Act and, consequently, violation of the Investment Company Act could subject us to material adverse consequences.
10. ANY POTENTIAL ACQUISITION OR MERGER WITH A FOREIGN COMPANY MAY SUBJECT US TO ADDITIONAL RISKS.
If we enter into a business combination, acquisition or merger with a foreign concern, we will be subject to risks inherent in business operations outside of the United States. These risks include, for example, currency fluctuations, regulatory problems, punitive tariffs, unstable local tax policies, trade embargoes, risks related to shipment of raw materials and finished goods across national borders and cultural and language differences. Foreign economies may differ favorably or unfavorably from the United States economy in growth of gross national product, rate of inflation, market development, rate of savings, capital investment, resource self sufficiency and balance of payments positions and in other respects.
11. THERE IS CURRENTLY NO TRADING MARKET FOR OUR COMMON STOCK.
Our outstanding shares of our common stock cannot be offered, sold, pledged or otherwise transferred unless subsequently registered pursuant to, or exempt from registration under the Securities Act and any other applicable federal or state securities laws or regulations. These restrictions will limit the ability of our stockholders to liquidate their investment.
Rule 144
The SEC adopted amendments to Rule 144 which became effective on February 15, 2008 that apply to securities acquired both before and after that date. Under these amendments, a person who has beneficially owned restricted shares of our common stock for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding a sale, (ii) we are subject to the Exchange Act periodic reporting requirements for at least 90 days before the sale and (iii) if the sale occurs prior to satisfaction of a one-year holding period, we provide current information at the time of sale.
Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or at any time during the three months preceding a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:
•	1% of the total number of securities of the same class then outstanding; or

•	the average weekly trading volume of such securities during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale;

provided, in each case, that we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Such sales by affiliates must also comply with the manner of sale, current public information and notice provisions of Rule 144.
Restrictions on the Reliance of Rule 144 by Shell Companies or Former Shell Companies
Historically, the SEC staff has taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies, like us. The SEC has codified and expanded this position in the amendments discussed above by prohibiting the use of Rule 144 for resale of securities issued by any shell companies (other than business combination related shell companies) or any issuer that has been at any time previously a shell company. The SEC has provided an important exception to this prohibition, however, if the following conditions are met:
•	The issuer of the securities that was formerly a shell company has ceased to be a shell company;
•	The issuer of the securities is subject to the reporting requirements of Section 14 or 15(d) of the Exchange Act;
•	The issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and
•	At least one year has elapsed from the time that the issuer filed current comprehensive disclosure with the SEC reflecting its status as an entity that is not a shell company.
As a result, it is likely that pursuant to Rule 144, stockholders who receive our restricted securities in a business combination will not be able to sell our shares without registration until one year after we have completed our initial business combination.
Rule 145
In the business combination context, Rule 145 has imposed on affiliates of either the acquiror or the target company restrictions on public resales of securities received in a business combination, even where the securities to be issued in the business combination were registered under the Securities Act. These restrictions were designed to prevent the rapid distribution of securities into the public markets after a registered business combination by those who were in a position to influence the business combination transaction. The recent adopted amendments to Rule 145 eliminate these restrictions in most circumstances.

Under the new amendments, affiliates of a target company who receive registered shares in a Rule 145 business combination transaction, and who do not become affiliates of the acquiror, will be able to immediately resell the securities received by them into the public markets without registration (except for affiliates of a shell company as discussed in the following section). However, those persons who are affiliates of the acquiror, and those who become affiliates of the acquiror after the acquisition, will still be subject to the Rule 144 resale conditions generally applicable to affiliates, including the adequate current public information requirement, volume limitations, manner-of-sale requirements for equity securities, and, if applicable, a Form 144 filing.
Application of Rule 145 to Shell Companies
Public resales of securities acquired by affiliates of acquirers and target companies in business combination transactions involving shell companies will continue to be subject to restrictions imposed by Rule 145. If the business combination transaction is not registered under the Securities Act, then the affiliates must look to Rule 144 to resell their securities (with the additional Rule 144 conditions applicable to shell company securities). If the business combination transaction is registered under the Securities Act, then affiliates of the acquirer and target company may resell the securities acquired in the transaction, subject to the following conditions:
•	The issuer must meet all of the conditions applicable to shell companies under Rule 144;
•	After 90 days from the date of the acquisition, the affiliates may resell their securities subject to Rule 144’s volume limitations, adequate current public information requirement, and manner-of-sale requirements;
•	After six months from the date of the acquisition, selling security-holders who are not affiliates of the acquirer may resell their securities subject only to the adequate current public information requirement of Rule 144; and
•	After one year from the date of the acquisition, selling security-holders who are not affiliates or the acquirer may resell their securities without restriction.
12. THE COMPANY MAY BE SUBJECT TO CERTAIN TAX CONSEQUENCES IN OUR BUSINESS, WHICH MAY INCREASE OUR COST OF DOING BUSINESS.
We may not be able to structure our acquisition to result in tax-free treatment for the companies or their stockholders, which could deter third parties from entering into certain business combinations with us or result in being taxed on consideration received in a transaction. Currently, a transaction may be structured so as to result in tax-free treatment to both companies, as prescribed by various federal and state tax provisions. We intend to structure any business combination so as to minimize the federal and state tax consequences to both us and the target entity. We cannot guarantee however that the business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes that may have an adverse effect on both parties to the transaction.
13. THE COMPANY INTENDS TO ISSUE MORE SHARES IN A MERGER OR ACQUISITION, WHICH WILL RESULT IN SUBSTANTIAL DILUTION.
Our certificate of incorporation authorizes the issuance of a maximum of 100,000,000 shares of common stock and a maximum of 10,000,000 shares of preferred stock. Any merger or acquisition with a business opportunity effected by us may result in the issuance of additional securities without stockholder approval and may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. Moreover, the common stock issued in any such merger or acquisition transaction may be valued on an arbitrary or non-arms-length basis by our management resulting in an additional reduction in the percentage of common stock held by our then existing stockholders. Our Board of Directors has the power to issue any or all of such authorized but un-issued shares without stockholder approval. To the extent that additional shares of common stock or preferred stock are issued in connection with a business combination or otherwise, dilution of the interests of our stockholders will occur and the rights of the holders of common stock may be materially and adversely affected.
14. PRINCIPAL STOCKHOLDER MAY ENGAGE IN A TRANSACTION TO CAUSE THE COMPANY TO REPURCHASE HIS SHARES OF COMMON STOCK.
In order to provide control of the Company to third party, our principal stockholder may choose to cause the Company to sell Company securities to third parties, with the proceeds of such sale being utilized for the Company to repurchase shares of common stock held by such principal stockholder. The third party may require a reduction in the Company’s existing outstanding shares to obtain the desired percentage of control, and/or the equity received may necessitate an offsetting cash redemption to balance the parties’ negotiations. As a result of the third party thus obtaining a majority of the outstanding stock, our management, principal shareholder(s) and Board of Directors likewise may change.
15. BECAUSE WE MAY SEEK TO COMPLETE A BUSINESS COMBINATION THROUGH A “REVERSE MERGER”, FOLLOWING SUCH A TRANSACTION WE MAY NOT BE ABLE TO ATTRACT THE ATTENTION OF MAJOR BROKERAGE FIRMS.
Additional risks may exist since we will assist a privately held business to become public through a “reverse merger”. Securities analysts of major brokerage firms may not provide coverage of our Company since there is no incentive for brokerage firms or market makers to recommend the purchase of our common stock. Failure to develop or maintain an active trading market for our common stock will have a generally negative effect on the price of our common stock and you may be unable to sell your common stock or any attempted sale of such common stock may have the effect of lowering the market price. Your investment could be a partial or complete loss.
16. WE CANNOT ASSURE YOU THAT FOLLOWING A BUSINESS COMBINATION WITH AN OPERATING BUSINESS THAT OUR COMMON STOCK WILL BE LISTED ON NASDAQ OR ANY OTHER SECURITIES EXCHANGE.
Following a business combination, we may seek the listing of our common stock on NASDAQ or NYSE Amex Equities, formerly known as the American Stock Exchange (AMEX). However, following such a transaction we may not meet the initial listing standards of either of those or any other stock exchange, or that we will be able to maintain a listing of our common stock on either of those or any other stock exchange. After completing a business combination, we expect that our common stock would be eligible to trade on the OTC Bulletin Board, another over-the-counter quotation system or on the “pink sheets”, where our stockholders may find it more difficult to dispose of shares or obtain accurate quotations as to the market value of our common stock. Further, we may not find a market maker or that an active market may develop for the Company’s stock. In addition, we would be subject to a SEC rule that if it failed to meet the criteria set forth in such rule, imposes various practice requirements on broker-dealers who sell securities governed by the rule to persons other than established customers and accredited investors. Consequently, such rule may deter broker-dealers from recommending or selling our common stock, which may further affect its liquidity. This would also make it more difficult for us to raise additional capital following a business combination.
Additional risks may exist since we will assist a privately held business to become public through a “reverse merger.” Securities analysts of major brokerage firms may not provide coverage of our Company since there is no incentive to brokerage firms to recommend the purchase of our common stock. Brokerage firms may not want to conduct any secondary offerings on behalf of our post-merger company in the future. We may never meet the conditions and any purchases of our shares are subject to these restrictions on resale. A purchase of our shares may never be available for resale because we may never lose our shell company status.
17. WE MAY INCUR ADDITIONAL COSTS OF BEING A PUBLIC COMPANY DUE TO THE DIFFICULTIES OF ESTABLISHING AND MAINTAINING ACCEPTABLE INTERNAL CONTROLS OVER FINANCIAL REPORTING WITH NO FULL TIME OR PART-TIME EMPLOYEES, THE EXPENSES OF BEING A REPORTING COMPANY PURSUANT TO THE EXCHANGE ACT OF 1934 AND THE LIABILITY PROVISIONS OF THE EXCHANGE ACT OF 1934.
The Company is a development stage company, with no operations and no revenues from operations. We may never realize any revenues unless and until we successfully merge with or acquire an operating business. Because the Company has no operations and no revenues from operations, the Company has not established sufficient internal controls over financial reporting; therefore these costs are estimated to be zero as we do not currently plan to implement a robust control initiative given our lack of positive cash flow from operations and inherent lack of segregation of duties. If the Company were to attempt to mediate some of our segregation of duties issues and achieve effective internal controls we currently do not have adequate funding to implement such an initiative and therefore do not plan to implement this initiative.

The expenses of periodic reporting requirements, such as audits and reviews, are estimated at $5,000 annually. If necessary, the Company will consider various options for paying these expenses, including payment from funds in our treasury, but no certain funding for these expenses has been obtained. Among possible funding options the Company may consider seeking, are loans or investments in the Company by our stockholder, management or other investors. The Company has only one shareholder, and the Company has had no discussions with others regarding seeking such funding. If necessary, the Company will consider these and other yet to be identified various options for seeking to raise funds and paying these expenses. No funding for these expenses has yet been obtained. The Company may be unsuccessful in its attempt to seek funding.
17. CURRENT ECONOMIC CONDITIONS MAY PRECLUDE US FROM ENTERING INTO A MERGER OR ACQUISITION AND OBTAINING FUNDING.
Current economic and financial conditions are volatile. Business and consumer concerns over the economy, geopolitical issues, the availability and cost of credit, the U.S. financial markets and the national debt have contributed to this volatility. These factors, combined with declining and failing businesses, reduced consumer confidence and increased unemployment, have caused a global slow-down. We cannot accurately predict how long these current economic conditions will persist, whether the economy will deteriorate further and how we will be affected.
We have no operating history, no revenue and lack profitable operations. We will, in all likelihood, sustain expenses and costs related to accounting, the filing of Exchange Act reports and consummating a business combination without corresponding revenues, at least until the consummation of a business combination. This lack of operations and revenues may result in our incurring a net loss that will increase continuously until we can consummate a business combination with a profitable business opportunity. Because of our lack of profits and possible increasing net losses and lacking operations, target business opportunities may decide to forgo a business combination with us.
Our financial position, having no significant assets, financial resources and no revenues, raises substantial doubt about our ability to continue as a going concern. The lack of a market for our common equity securities precludes us from raising capital, in the equity markets, until shares of our common stock are registered pursuant to, or exempt from registration under the Securities Act; and, any other applicable federal or state securities laws or regulations may also preclude us from successfully raising capital and improving our financial position. Target firms that might consider a merger or acquisition with us, to gain the advantages and perceived benefits of becoming a public corporation, may decide to forgo a such a business combination with us because of our lack of operations and access to affordable capital. Our financial position and current economic volatility may prevent us from identifying and pursuing a business combination with a target company seeking these benefits and funding sources, such as our shareholders, management or others, may decide to defer loans or investments to the Company.
Item 2 — Management’s Discussion and Analysis or Plan of Operations
The quantifiable financial information required by this item is contained under the section Item 13, Financial Statements and Supplementary Data. As the Company has been in existence less than one year with no operations comparable financial information is not provided.

The Company was organized as a vehicle to investigate and, if such investigation warrants, combine with a target business opportunity seeking the perceived advantages of being a publicly held corporation. The Company has no operations, no revenues and no operating expenses. During the next 12 months we anticipate incurring $5,000 for accounting related expenses and costs of filing Exchange Act reports. The Company’s present ‘burn rate’ is approximately $5,000 annually for anticipated accounting related expenses and filing of Exchange Act reports; therefore, the Company will be out of cash in 2010 without additional funding. The Company does not currently engage in any business activities that provide funds or cash flow. As of January 15, 2010, the cash balance in the Company’s treasury (bank account) was $410 USD. The Company plans to pay the anticipated expenses related to accounting, investigating and analyzing business combinations and filing of Exchange Act reports during the next 12 months with cash in our treasury and additional amounts, as may be loaned to or invested in the Company by our stockholders, management or other investors, which funding has not yet been committed and the company will need to seek. Beyond such anticipated expenses related to accounting, investigating and analyzing business combinations and filing of Exchange Act reports, the Company presently foresees no need and has no plans to seek additional funds beyond those needed for such expenses enumerated above.
The Company has had no discussions with stockholders, management or other investors regarding funding and no funding commitment for future expenses has been obtained. If in the future the Company needs funds to pay expenses, the Company will consider these and other yet to be identified options for raising funds and/or paying expenses. The Company may consider a business opportunity which has recently commenced operations, or is a developing company in need of additional funds for expansion into new products or markets, or is seeking to develop a new product or service, or is an established business which may be experiencing financial or operating difficulties and is in need of additional capital. A developing company in need of additional funds for expansion into new product or markets or is in need of capital may be interested in a business combination with the Company because, as a fully reporting company, the merged company, might become a more attractive candidate for additional funding or capital. In the alternative, a business combination, acquisition or merger may be concluded with a company that does not need substantial additional capital, but which desires to establish a public trading market for its shares, while avoiding, among other things, the time delays, significant expense and loss of voting control which may occur in a public offering.
Our officers and directors have not had any contact or discussions with any representative of any other entity regarding a business combination with the Company. Any target business that is selected may be a financially unstable company or an entity in its early stages of development or growth including entities without established records of sales or earnings. In that event, we will be subject to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, we may effect a business combination with an entity in an industry characterized by a high level of risk, and, although our management will endeavor to evaluate the risks inherent on a particular target business, there can be no assurance that we will properly ascertain or assess all significant risks.
The Company anticipates that the selection of a business combination will be complex and extremely risky. Because of current economic conditions, rapidly changing technologies occurring in some industries and shortages of available capital, our management believes that there are numerous firms seeking even the limited additional capital that we will have and/or the perceived benefits of becoming a publicly traded corporation. Such perceived benefits of becoming a publicly traded corporation include, among other things: facilitating or improving the terms on which additional equity financing may be obtained, providing liquidity for the principals of and investors in a business, creating a means for providing incentive stock options or similar benefits to key employees, and offering greater flexibility in structuring acquisitions, joint ventures and the like through the issuance of stock. Potentially available business combinations may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.
Item 3 — Description of Property
The Company has no properties and at this time and has no agreements to acquire any properties. The Company uses the offices of management at no cost to the Company. The Company currently has no policy with respect to investments or interests in real estate, real estate mortgages or securities of or interests in persons primarily engaged in real estate activities.
Item 4 — Security Ownership of Certain Beneficial Owners and Management
Security ownership of certain beneficial owners
The following table sets forth, as of January 15, 2010, the number of shares of Common Stock owned of record and beneficially by executive officers, directors and persons who hold 5% or more of the outstanding Common Stock of the Company, including all shares that may be received within 60 days.
Pathmark Charter Corp.
Security Ownership of Certain Beneficial Owners and Management
January 15, 2010

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage (%) of Class

Common Stock	James B. Wootton* 8405 Pulsar Pl Ste 157 Columbus, OH 43240	3,000,000*	100%

Common Stock			0%

Common Stock			0%

*	James B. Wootton is the incorporator-founder and only shareholder of the Company, and is the President, Chief Financial Officer, Secretary and Director of the Company.

Item 5 — Directors, Executive Officers, Promoters and Control Persons
(a) Our directors and officers and additional information concerning them are as follows:
Pathmark Charter Corp.
Directors, Executive Officers, Promoters and Control Persons
January 15, 2010

Name	Age	Position

James B. Wootton	63	President, Chief Financial Officer, Secretary, Director
The term of office of Director(s) expires at our annual meeting of stockholders or until successor(s) is/are duly elected and qualified.
James B. Wootton, President, Chief Financial Officer, Secretary and Director
James B. Wootton has served as the Company’s President, Chief Financial Officer, Secretary and sole director since inception. Being licensed to sell real estate in 1973, Mr. Wootton has over 36 years experience in commercial real estate brokerage. Mr. Wootton is the founder of Standard Realtors and has served continuously as its President and Principal Broker since June, 1999 to the present. Standard Realtors is a licensed real estate brokerage firm headquartered in Columbus, Ohio.
From September 1995 to January 1999, and again from August 2002 to the present, he served on the Finance Committee of the Ohio Ministry Network of the Assemblies of God, where he reviewed numerous church loan applications and dealt with all other financial matters of the Ohio district, which serves more than 260 churches.
James B. Wootton holds a Bachelor of Science degree in Business Administration from the Finance Department of the College of Administrative Sciences at The Ohio State University. Since his graduation he has pursued the study of economics with Harvard University Extension School of Cambridge, Massachusetts. He is a graduate of the Realtors Institute. Mr. Wootton served for more than 20 years as a board member of both The Kiwanis Club of German Village and Teen Challenge of Columbus. He has negotiated many major property transactions for churches and other nonprofit organizations, including some of the larger transactions in the State of Ohio. He was president of the Columbus Real Estate Exchangers and rose to become president of the statewide Ohio Commercial Realtors Exchange Association. He is a member of the Columbus, Ohio, and National Associations of Realtors, Columbus Commercial Industrial Investment Realtors, Columbus Real Estate Exchangers, Ohio Commercial Realtors Exchange Association and Ohio Business Brokers Association.

(b) Significant Employees. None
(c) Family Relationships. None
(d) Involvement in Certain Legal Proceedings. There have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of Company during the past five years.
(e) The Board of Directors acts as the Audit Committee and the Board has no separate committees. The Company has no qualified financial expert or independent directors at this time. Management has determined that current resources are insufficient to add board of director members at this time. The Company will continue to evaluate the resources and complexity of the Company and take actions as necessary to expand its board of directors relative to the Company’s resources and complexity.
(f) Other Blank Check Company Experience: None.
Item 6 — Executive Compensation
The Company’s sole officer and director, James B. Wootton, has not received any cash remuneration since inception. Officers will not receive any remuneration upon completion of the offering nor until the consummation of a business combination, acquisition or merger acquisition of a business opportunity. No remuneration of any nature has been paid to any officer or director on account of services rendered by such in those capacitates. The Company’s management intends to devote no more than a few hours a week on a volunteer basis to the affairs of the Company.
It is possible that after the Company successfully consummates a business combination, acquisition or merger with an unaffiliated entity that entity may desire to employ or retain one or more members of our management for the purposes of providing services to the surviving entity. However, the Company has adopted a policy whereby the offer of any post-transaction employment to members of management will not be a consideration in our decision whether to undertake any proposed transaction.
No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of its employees. There are no understandings or agreements regarding compensation our management will receive after a business combination that is required to be included in this table or otherwise.
Pathmark Charter Corp.
Executive Compensation
January 15, 2010

Name	Position / Title	Compensation

James B. Wootton	President, Chief Financial Officer, Secretary and Director	$0.00

Item 7 — Certain Relationships and Related Transactions
The Company utilizes the office space and equipment of its management at no cost. Management estimates such amounts to be zero.
The Company has issued a promissory note to James B. Wootton in the amount of $3,000 due on or before the earlier of (i) December 31, 2011 or (ii) the date that the Maker (or a wholly owned subsidiary of the Maker) consummates a business combination with a private company in a reverse merger or reverse takeover transaction or other transaction after which the company would cease to be a shell company (the “Maturity Date”).
A single transaction occurred on October 22, 2009, when the Company issued 3,000,000 shares of its Common Stock, par value $0.0001, to the Company’s incorporator, James B. Wootton in exchange for $300. James B. Wootton is the sole owner of all (100%) of the Common Stock issued and outstanding by the Company.
Subsequent to October 31, 2009, the Company reimbursed its stockholder $197 for incorporating expenses.
There have been no other transactions since the beginning of the Company’s fiscal year (date of inception, October 5, 2009), or any currently proposed transaction, in which the Company was or is to be a participant and in which any related person had or will have a direct or indirect material interest.
The Company has not had a promoter at any time.
The Company has not:
•	Established its own definition for determining whether its directors and nominees for directors are “independent” nor has it adopted any other standard of independence employed by any national securities exchange or inter-dealer quotation system, though our current director would not be deemed to be “independent” under any applicable definition given that he is an officer of the Company; nor,
•	Established any committees of the Board of Directors.
Given the nature of the Company’s business, its limited shareholder base and the current composition of management, the Board of Directors does not believe that the Company requires any corporate governance committees at this time. The Board of Directors takes the position that management of a target business will establish:
•	Its own Board of Directors,
•	Establish its own definition of ‘independent” as related to directors and nominees for directors,
•	Establish committees that will be suitable for its operations after the Company consummates a business combination.

Item 8 — Legal Proceedings
Presently, there are no pending legal proceedings to which the Company is a party or to which any of its property is subject, and the Company does not know nor is aware of any legal proceedings threatened or contemplated against it.
Item 9 — Market for Common Equity and Related Stockholder Matters
(a) Market information: Since its inception through the date of filing, there is no established United States public trading market for the Company’s securities, and there is none of the Company’s common stock:
i.	That is subject to outstanding options or warrants to purchase, or securities convertible into, common equity of the registrant;

ii.	That could be sold pursuant to Rule 230.144 of Regulation S-K or that the registrant has agreed to register under the Securities Act for sale by security holders; or

iii.	That is being, or has been publicly proposed to be, publicly offered by the registrant (unless such common equity is being offered pursuant to an employee benefit plan or dividend reinvestment plan), the offering of which could have a material effect on the market price of the registrant’s common equity.
(b) Holders: As of December 28, 2009 there was one (1) record holder of 3,000,000 shares of the Company’s Common Stock. The one record holder is James B. Wootton, incorporator.
(c) Dividends: The Company has not paid any cash dividends to date and does not anticipate or contemplate paying dividends in the foreseeable future. It is the present intention of management to utilize all available funds for the development of the Company’s business.
Item 10 — Recent Sales of Unregistered Securities
The Company issued 3,000,000 shares of Common Stock on October 22, 2009, to the incorporator for an aggregate purchase price of $300 in cash, with $300 received and deposited into the Company’s bank account. The Company sold these shares of Common Stock under the exemption from registration provided by Section 4(2) of the Securities Act. This transaction is exempt from registration because:
Section 4(2) of the Securities Act exempts from registration “transactions by an issuer not involving any public offering.” To qualify for this exemption, the purchasers of the securities must:
•	have enough knowledge and experience in finance and business matters to evaluate the risks and merits of the investment (the “sophisticated investor”), or be able to bear the investment’s economic risk;

•	have access to the type of information normally provided in a prospectus; and

•	agree not to resell or distribute the securities to the public.
The recent sale to Mr. Wootton met all the above conditions and no form of public solicitation or general advertising was used in connection with the offering.
No securities have been issued for services rendered. Neither the Company nor any person acting on its behalf offered or sold the securities by means of any form of general solicitation or general advertising. No services were performed by a purchaser as consideration for the shares issued.
All purchasers represented in writing that they acquired the securities for their own accounts. A legend was placed on the stock certificates stating that the securities have not been registered under the Securities Act and cannot be sold or otherwise transferred without an effective registration or an exemption there from, and may not be sold pursuant to the exemptions provided by Section 4(1) of the Securities Act or Rule 144 under the Securities Act, in accordance with the SEC’s amendments to Rule 144 which became effective on February 15, 2008 and that apply to securities acquired both before and after that date.
Item 11 — Description of Securities
(a) Common Stock: All outstanding shares of Common Stock are of the same class and have equal rights an attributes. The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders of the Company. All stockholders are entitled to share equally in dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available. In the event of liquidation, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities. The stockholders do not have cumulative or preemptive rights. The description of certain matters relating to the securities of the Company is a summary and is qualified in its entirety by the provisions of the Company’s Certificate of Incorporation and By-Laws, copies of which have been filed as exhibits to this Form 10-12G.

(b) Debt Securities: None
(c) Other Securities to Be Registered: None
Item 12 — Indemnification of Directors and Officers
Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys’ fees incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, agreement, a vote of stockholders or disinterested directors or otherwise.
The Company’s Certificate of Incorporation provides that it will indemnify and hold harmless, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, each person that such section grants us the power to indemnify.
The Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:
•	any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	payments of unlawful dividends or unlawful stock repurchases or redemptions; or

•	any transaction from which the director derived an improper personal benefit.
The Company’s Certificate of Incorporation provides that, to the fullest extent permitted by applicable law, none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation, right or protection of a director of our company existing at the time of such repeal or modification.

Item 13 — Financial Statements and Supplementary Data.
To the Stockholder of
Pathmark Charter Corp.
Columbus, Ohio
Report of Independent Registered Public Accounting Firm
We have audited the accompanying balance sheet of Pathmark Charter Corp., a development stage company, as of October 31, 2009, and the related statements of operations, stockholder’s equity, and cash flows for the period from October 5, 2009 (inception) through October 31, 2009. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pathmark Charter Corp., a development stage company, as of October 31, 2009 and the results of its operations and its cash flows for the period from October 5, 2009 (inception) through October 31, 2009, in conformity with accounting principles generally accepted in the United States of America.
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company is a development stage enterprise and has not yet commenced its principal operations. Accordingly, the Company has no operating history, which raises substantial doubt about its ability to continue as a going concern. Management’s plans with regard to these matters are discussed in Note 2. The statements do not include any adjustments that might result from the outcome of this uncertainty.
/s/ GBQ Partners LLC
Columbus, Ohio
November 17, 2009

PATHMARK CHARTER CORP.
(A Development Stage Company)
Balance Sheet
October 31, 2009

ASSETS
Current Assets
Cash	$3,207

TOTAL ASSETS	$3,207

LIABILITIES AND STOCKHOLDER’S EQUITY

Current Liabilities
Stockholder payable	$197

Stockholder Note Payable	3,000

Total liabilities	3,197

Stockholder’s Equity
Preferred stock, $0.0001 par value; 10,000,000 shares authorized, no shares issued and outstanding	—
Common stock, $0.0001 par value; 100,000,000 shares authorized, 3,000,000 shares issued and outstanding	300
Accumulated deficit	(290)

Total stockholder’s equity	10

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$3,207

The accompanying notes are an integral part of the financial statements

PATHMARK CHARTER CORP.
(A Development Stage Company)
Statement of Operations
For the Period From October 5, 2009 (Inception) Through October 31, 2009

Total Revenue	$—

Total Expenses	290

Net Loss Before Income Taxes	(290)

Income Tax Expense	—

Net Loss	$(290)

Net Loss per Common Share Basic and Diluted	$(.0001)

Per Share Information:
Weighted average number of shares of common stock outstanding — basic and diluted	3,000,000

The accompanying notes are an integral part of the financial statements

PATHMARK CHARTER CORP.
(A Development Stage Company)
Statement of Stockholder’s Equity
For the Period From October 5, 2009 (Inception) Through October 31, 2009

					Accumulated
	Preferred Stock		Common Stock		Deficit During	Total
	Number of		Number of		the Development	Stockholder’s
	Shares	Amount	Shares	Amount	Stage	Equity
Common Stock Issued	—	$—	3,000,000	$300	$—	$300

Net Loss	—	—	—	—	(290)	(290)

Balance — October 31, 2009	—	$—	3,000,000	$300	$(290)	$10

The accompanying notes are an integral part of the financial statements

PATHMARK CHARTER CORP.
(A Development Stage Company)
Statement of Cash Flows
For the Period From October 5, 2009 (Inception) Through October 31, 2009

Cash Flows from Operating Activities:
Net loss	$(290)
Adjustment to reconcile net loss to net cash used in operating activities:
Increase in shareholder payable	197

Net cash used in operating activities	(93)

Cash Flows from Financing Activities:
Proceeds from issuance of common stock	300
Proceeds from issuance of stockholder note payable	3,000

Net cash provided by financing activities	3,300

Cash and Cash Equivalents at Beginning of Period	—

Cash and Cash Equivalents at End of Period	$3,207

Supplemental Information:
Interest paid	$—
Taxes paid	—
The accompanying notes are an integral part of the financial statements.

PATHMARK CHARTER CORP.
(A Development Stage Company)
Notes to the Financial Statements
For the Period From October 5, 2009 (Inception) Through October 31, 2009
Note 1 — Nature and Scope of Business
Pathmark Charter Corp. (the Company) was incorporated in the State of Delaware on October 5, 2009. Since inception, the Company has been engaged in organizational efforts and obtaining initial financing. The Company was formed to pursue a business combination with a target business opportunity yet to be finalized and to provide a method for a domestic or foreign private company to become a reporting company whose securities would be qualified for trading in the United States secondary market. As of the date of the accompanying Report of Independent Registered Public Accounting Firm, the Company has not conducted negotiations and has not issued nor entered into a letter of intent with or concerning any target business opportunity.
Preparation and Basis of Financial Statements
The Company follows the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (GAAP). The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
The Company’s fiscal year-end is September 30.
Note 2 — Going Concern
Pathmark Charter Corp. does not meet the test of “going concern”, instead the corporation was formed to pursue a business combination with a target business opportunity yet to be finalized and to provide a method for a domestic or foreign private company to become a reporting company whose securities could be qualified for trading in the United States secondary market. As of the date of the accompanying Report of Independent Registered Public Accounting Firm, the Company has not finalized a business combination and there can be no assurances that the Company will be successful in locating or negotiating with any target business opportunity and, as such, the Company has been in the development stage since inception. Pathmark Charter Corp.’s financial statements have been prepared on a development stage company basis. Substantial doubt exists as to Pathmark Charter Corp.’s ability to continue as a going concern. No adjustment has been made to these financial statements for the outcome of this uncertainty.

PATHMARK CHARTER CORP.
(A Development Stage Company)
Notes to the Financial Statements
For the Period From October 5, 2009 (Inception) Through October 31, 2009
Note 3 — Summary of Significant Accounting Policies
Cash and Cash Equivalents
The Company considers all highly liquid investments with original maturities from date of purchase of three months or less to be cash equivalents. Cash and equivalents consist of cash on deposit with a domestic bank. As of October 31, 2009, there was $3,207 in the Company’s checking account and no cash equivalents.
Professional Fees
The Company recognizes expenses for professional services when those services are incurred. The Company anticipates incurring approximately $3,000 in professional service fees in November 2009.
Income Taxes
Deferred income taxes are recognized for the tax consequences in future years of temporary differences between the financial reporting and tax bases of assets and liabilities at each year-end based on enacted tax laws and statutory tax rates. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense represents the taxes currently payable and the net change during the period in deferred tax assets and liabilities.
As of October 31, 2009, the Company has no uncertain tax positions. The Company’s policy is to recognize interest and penalties related to uncertain tax positions in income tax expense. The period from October 5, 2009 to October 31, 2009 remains open to examination by the major taxing jurisdictions to which the Company is subject.
Net Income (Loss) per Share
Basic net loss per common share is computed using the weighted average number of common shares outstanding during the year. Diluted per common share amounts are computed using the weighted average number of common shares outstanding during the year and dilutive potential common shares. Dilutive potential common shares consist of stock options, stock warrants and redeemable convertible stock and are calculated using the treasury stock method. As of October 31, 2009, there were no dilutive convertible common shares outstanding.
Recently Issued Accounting Pronouncements
The Company does not expect the adoption of recently issued accounting pronouncements will have a material impact on its financial position, results of operations or cash flows.

PATHMARK CHARTER CORP.
(A Development Stage Company)
Notes to the Financial Statements
For the Period From October 5, 2009 (Inception) Through October 31, 2009
Note 4 — Income Tax
There has been no benefit for U.S. federal or state income taxes in the accompany statement of operation. The Company has no deferred tax assets or liabilities as of October 31, 2009. Realization of income tax benefits and deferred tax assets in relation to the current period net loss is not practical until subsequent to a business combination with a target business opportunity, and such a target business opportunity has yet to be finalized.
Note 5 — Stockholder Note Payable
The Company has an unsecured promissory note payable to the stockholder in the amount of $3,000 due on or before the earlier of December 31, 2011 or the date that the Company consummates a business combination with a private company in a reverse merger or reverse takeover transaction or other transaction after which the Company would cease to be a shell company. Interest accrues at 8.25% per annum and is payable upon maturity.
Note 6 — Stockholder’s Equity
On October 22, 2009, Pathmark Charter Corp. issued 3,000,000 shares of its Common Stock to the sole stockholder in exchange for $300.
The Company’s preferred stock has not been registered. The Company has not issued any shares of preferred stock.
Note 7 — Related Party Transactions
In addition to the stockholder note payable (Note 5) and the issuance of Common Stock to the stockholder (Note 6), the stockholder incurred $197 of incorporation fees on behalf of the Company. Subsequent to October 31, 2009, the $197 stockholder payable was repaid to the stockholder.
Note 8 — Subsequent Events — Date of Management Evaluation
Management has evaluated subsequent events through November 17, 2009, the date on which the financial statements were available to be issued.

Item 14 — Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
There are not and have not been any disagreements between the Company and its accountants on any matter of accounting principles, practices or financial statement disclosure. GBQ Partners LLC has been engaged by the Company to audit the initial period ended October 31, 2009. The decision to hire GBQ Partners LLC was approved by the Company’s Board of Directors.
Item 15 — Exhibits
     Exhibit Index

Exhibit Number	Description
3.1	Articles of Incorporation

3.2	ByLaws

3.3	Promissory Note

23.1	Auditor’s Consent

SIGNATURES
In accordance with Section 12 of the Securities Exchange Act of 1934, the registrant caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: January 19, 2010	By:	/s/ James B. Wootton
		Name:	James B. Wootton
		Title:	President